UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 17, 2013 (September 17, 2013)

Springleaf Finance Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices)(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On September 17, 2013, Springleaf Finance Corporation (the “Company”), an Indiana corporation,  issued a press release announcing  its private offering of up to $150.0 million aggregate principal amount of  notes due 2021 (“2021 notes”) and up to $100.0 million aggregate principal amount of notes due 2023 (“2023 notes” and, together with the 2021 notes, the “notes”), subject to market and other conditions. In connection with this offering, the Company expects to simultaneously issue $500.0 million principal amount of 2021 notes and $200.0 million principal amount of 2023 notes in a privately negotiated exchange for $700.0 million aggregate principal amount of its outstanding 6.90% Medium Term Notes, Series J, due 2017 (the “exchange transaction”) . The closing of the offering of the notes is conditioned on the closing of the exchange transaction, and the closing of the exchange transaction is conditioned on the closing of the offering of the notes.

A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued September 17, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Minchung (Macrina) Kgil
Name: Minchung (Macrina) Kgil
Title: Senior Vice President and Chief Financial Officer

Date: September 17, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued September 17, 2013.